UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

July 28, 2025

NEONC TECHNOLOGIES HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-42567	92-1954864
(Commission File Number)	(IRS Employer Identification No.)

23975 Park Sorrento, Suite 205 Calabasas, CA	91302
(Address of Principal Executive Offices)	(Zip Code)

(818) 570-6844

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	NTHI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 28, 2025, a Subscription Agreement (the “Agreement”) was entered into by and between Quazar For Investment in Commercial Enterprises & Management LLC (“Quazar”), a company registered in Dubai with licence number 1011726, and NuroMENA Holdings Ltd (“NuroMENA”), a wholly owned subsidiary of NeOnc Technologies Holdings, Inc. (the “Company”).

While signed the effectiveness and execution of the agreement remains contingent on the incorporation of NuroMENA which has yet to occur.

Pursuant to the Agreement, Quazar agreed to purchase 2,500,000 newly issued shares of NuroMENA (“New Shares”) for a total subscription amount of $400,000 subject to the satisfaction of certain conditions, such as corporate approvals relating to the share issuance to be obtained by NuroMENA. Once the New Shares are issued in accordance with the Agreement, the Company’s holding in NuroMENA will be reduced from 100% to 80%. The Agreement sets out the terms governing the subscription including, but not limited to, the subscription price, payment mechanics, conditions to closing, warranties from each party, governing law, and dispute resolution.

Additionally, the Agreement includes an undertaking from Quazar to lead an additional investment round in NuroMENA at a price of $25 per share, amounting to an aggregate investment of $50 million. This further investment is to be made pursuant to legally binding subscription agreements and is based on a fully diluted pre-investment valuation of the Company of $69.6 million.

Upon completion of this further investment, the newly issued shares are expected to represent approximately 62% of the NuroMENA’s total issued share capital. This provision will have a material impact on the Company’s holdings in NuroMENA, leading to further dilution of their equity interest to about 38%.

Upon completion of the issuance of the New Shares to Quazar, NuroMENA, Quazar and the Company will enter into a shareholders’ agreement, which sets out the terms and conditions relating to Quazar and the Company holdings in NuroMENA, the governance of NuroMENA, and other shareholder-related matters.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Agreement, filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On July 29, 2025, the Company issued a press release announcing the execution of the Agreement and its strategic partnership with Quazar Investment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On July 30, 2025, the Company issued a press release announcing the execution of a definitive agreement to acquire AI, 3D, and Quantum Modeling IP Portfolio from Dr. Ishwar K. Puri and his appointment to the Board of Directors in connection with the transaction. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01, Exhibit 99.1, and Exhibit 99.2 furnished hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Subscription Agreement dated June 28, 2025, between NuroMENA and Quazar
99.1	Press Release, dated July 29, 2025
99.2	Press Release, dated July 30, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2025	NeOnc Technologies Holdings, Inc.

	By:	/s/ Amir Heshmatpour
		Name:	Amir Heshmatpour
		Title:	President and Executive Chairman

3